Exhibit 107.1

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Awaysis Capital, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate		Amount of Registration Fee

Fees to Be Paid	Equity	Common Stock, par value $0.01 per share (1)	Rule 457(c)	71,653,125	$0.45	(2)		$32,243,906.2		.0001476	$4,759.2

	Total Offering Amounts						$		$
	Total Fees Previously Paid									$-
	Total Fee Offsets									-
	Net Fee Due										$4,759.2

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover an indeterminate number of additional shares of Common Stock that may become issuable as a result of any stock splits, stock dividends, reclassifications, recapitalizations, combinations or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee under Rule 457(c) under the Securities Act.